                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-39129, No. 333-59859, No. 33-85272 and No.
33-94972) of Mattson Technology, Inc. of our report dated April 15, 1999 relating to the financial statements of Concept Systems Design, Inc., which appears in this Current Report on Form 8-K/A of Mattson Technology, Inc. filed May 6, 1999.




     /s/  PricewaterhouseCoopers LLP
-----------------------------------------
PricewaterhouseCoopers LLP



San Jose, California
May 3, 1999










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